UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

22ND CENTURY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0468420
(State of incorporation or organization)	(IRS Employer Identification No.)
500 Seneca Street, Suite 507, Buffalo, New York	14204
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.     Description of Registrant’s Securities to be Registered.

The description of the common stock is incorporated by reference to the information set forth under the heading “Description of Securities” contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-186449) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2013.

Item 2.     Exhibits.

Because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

22ND CENTURY GROUP, INC.

By:	/s/ James A. Mish
James A. Mish
Chief Executive Officer

Date: August 12, 2021